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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 8, 2002
Date of Report (Date of earliest event reported)

EDEN BIOSCIENCE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-31499	91-164960411816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3830 Monte Villa Parkway
Bothell, Washington 98021-6942

(Address of principal executive offices)

(425) 806-7300

(Registrant’s telephone number, including area code)

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Item 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     On May 8, 2002, upon recommendation of the Audit Committee of the Board of Directors of EDEN Bioscience Corporation (“EDEN”), EDEN’s Board of Directors decided to no longer engage Arthur Andersen LLP (“Andersen”) as EDEN’s independent public accountants and engaged KPMG LLP (“KPMG”) to serve as EDEN’s independent public accountants for 2002.

     Andersen’s reports on EDEN’s consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended December 31, 2001 and 2000 and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter in connection with its report on EDEN’s consolidated financial statements for such years. Additionally, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, during these periods.

     EDEN provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a letter from Andersen to the Securities and Exchange Commission, dated May 13, 2002, stating its agreement with such statements.

     During the years ended December 31, 2001 and 2000 and through the date hereof, EDEN did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on EDEN’s consolidated financial statements, or any other matters or reportable events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits. The following exhibits are filed with this current report.

Exhibit
Number	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 13, 2002
99.1	Press release dated May 14, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN BIOSCIENCE CORPORATION

/s/ Bradley S. Powell

Bradley S. Powell, Interim President, Chief Financial Officer and Secretary

May 14, 2002